      As filed with the Securities and Exchange Commission on May 9, 2000
                                                    Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ____________________________

                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ____________________________

                   NATIONAL FINANCIAL SECURITIES CORPORATION
                                 (Registrant)
            (Exact name of registrant as specified in its charter)

           Delaware                              Applied For
    (State of Incorporation)            (I.R.S. Employer I.D. No.)


                             909 East Main Street
                           Richmond, Virginia 23219
                                (804) 649-3952
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ____________________________

                 WILLIAM E. HARDY                             Copy to:
               909 East Main Street                     EDWARD L. DOUMA, ESQ.
             Richmond, Virginia 23219                 DAVID B. RICH, III, ESQ.
                  (804) 649-3952                          Hunton & Williams
            (804) 649-0990 (telecopy)              Riverfront Plaza, East Tower
     (Name, address, including zip code and             951 East Byrd Street
         telephone number, including area          Richmond, Virginia 23219-4074
            code, of agent for service)                   (804) 788-8200
                                                     (804) 788-8218 (telecopy)

                            _______________________

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                            _______________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                Proposed            Proposed
                                                                 Maximum             Maximum
         Title of Securities               Amount to be      Offering Price         Aggregate           Amount of
           Being Registered                Registered*          Per Unit*        Offering Price*     Registration Fee
----------------------------------------------------------------------------------------------------------------------
         Trust Certificates                 $50,000,000             100%           $50,000,000             $13,200
======================================================================================================================

     * Estimated solely for calculating the registration fee pursuant to Rule 457(a).

                      __________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               Explanatory Note

This Registration Statement includes a base prospectus and a form of prospectus supplement. The form of prospectus supplement is meant to be illustrative of the type of disclosure that might be presented for a series of trust certificates, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. Each base prospectus used (in either preliminary or final form) will be accompanied by an appropriate prospectus supplement.

Prospectus supplement to prospectus dated May 5, 2000

             National Financial Securities Corporation, Depositor

                           NFSC Trust 2000-_, Issuer

   __,000,000 Trust Certificates, principal amount $25 per Trust Certificate relating to

                        [name of underlying securities]


The Trust will issue a single class of Trust Certificates, which will represent interests in the Trust and will be paid only from the trust assets. The Trust will own [name of underlying securities] issued by [underlying issuer] and all future payments of interest and a single payment of principal due on the [underlying securities], as described in this prospectus supplement. The Trust Certificates will evidence the right to receive [semi-annual] interest payments on the principal amount of your Trust Certificates at an interest rate of _____ % per annum, and the right to receive your pro rata amount of a single payment of principal of $____________ due on _______________ or on such earlier date, and together with any applicable redemption premium, as described in this prospectus supplement.

Neither the Trust Certificates nor the underlying securities are deposits or other obligations of a bank, nor are they insured by the FDIC or any other government agency. The Trust Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

You should fully consider the risk factors on page S-_ in this prospectus supplement prior to investing in the Trust Certificates.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                        Per Trust
                                                                       Certificate          Total
                                                                       -----------          -----
Public offering price...........................................           $__            $_______
Underwriting discount...........................................         $_____           $_______
Proceeds to Trust (before expenses).............................        $_______          $_______

The public offering price includes accrued interest from ______ __, 20__, if settlement occurs after that date. The underwriter expects to deliver your Trust Certificates in book-entry form only through The Depository Trust Company on or about _______ __, 20__.

                              Scott & Stringfellow

         The date of this prospectus supplement is _________ __, 20__.

                               Table of Contents

                                                                           Page
                                                                           ----
                              Prospectus Supplement

Information About Trust Certificates.....................................    iii
Summary..................................................................    S-1
Risk Factors.............................................................    S-3
The Trust Certificates...................................................    S-3
         General.........................................................    S-3
         Redemption of Trust Certificates................................    S-4
         Default on Underlying Securities................................    S-5
         DTC Book Entry Only System......................................    S-5
The Trustee And The Trust Agreement......................................    S-6
Underwriting.............................................................    S-7
Legal Matters............................................................    S-8
Ratings..................................................................    S-9
Federal Income Tax Considerations........................................    S-9
ERISA Considerations.....................................................    S-9
         General.........................................................    S-9
         Availability Of Publicly-Offered Security Exception.............   S-10
         Ineligible Purchasers...........................................   S-10
         Review By Plan Fiduciaries......................................   S-11
Index Of Terms...........................................................   S-12
Description Of Underlying Securities.....................................    A-1
         Available Information...........................................    A-1
         Terms Of Underlying Securities..................................    A-1

                                  Prospectus

Available Information....................................................     ii
Incorporation Of Certain Documents By Reference..........................     ii
Reports To Certificateholders............................................    iii
Prospectus Summary.......................................................      1
The Trusts...............................................................      3
         General.........................................................      3
         The Trustee.....................................................      3
         Office For Registration Of Transfer And Exchange................      3
The Underlying Securities................................................      3
         General.........................................................      3
Available Information Regarding The Obligors.............................      4
         Securityholder Communications...................................      4
Use Of Proceeds..........................................................      4
The Depositor............................................................      4
The Certificates.........................................................      5
         General.........................................................      5
         Distributions Of Interest And Principal Amount..................      5
Certain Information Regarding The Certificates...........................      5
         Book-Entry Registration.........................................      5
         Definitive Certificates.........................................      7
         Defaults And Remedies...........................................      7
         Issuance And Delivery...........................................      8
         Termination Of Trust Agreement..................................      9
         Reports To Certificateholders...................................      9
         Accounts........................................................      9
         Distributions...................................................      9
Federal Income Tax Considerations........................................     10
         Classification Of The Trust.....................................     10
         Taxation Of Certificateholders..................................     10
         Additional Tax Considerations...................................     13
         State And Other Tax Considerations..............................     14
ERISA Considerations.....................................................     15
         General.........................................................     15
         Exempt Plans....................................................     15
         Plan Assets.....................................................     15
         Prohibited Transactions.........................................     17
         Ineligible Purchasers...........................................     18
Plan Of Distribution.....................................................     18
Legal Opinions...........................................................     19
Index Of Terms...........................................................     20

                      Information About Trust Certificates

         We provide information to you about the Trust Certificates in two separate documents that progressively provide more detail: first, the accompanying prospectus, which provides general information, some of which may not apply to the Trust Certificates, and second this prospectus supplement, which describes the specific terms of your series of Trust Certificates.

         You are urged to read both the prospectus and this prospectus supplement in full to obtain material information concerning the Trust Certificates. If the descriptions of the Trust Certificates vary between this prospectus supplement and the prospectus, you should rely on the information contained in this prospectus supplement.

         We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-__ in this document and beginning on page __ in the accompanying prospectus.

         The Depositor has filed with the Securities and Exchange Commission a registration statement of which this prospectus supplement and the accompanying prospectus form a part under the Securities Act of 1933, as amended, with respect to the Trust Certificates. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330), and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov).

         You should rely only on the information contained in this prospectus supplement or the prospectus. Neither the Depositor nor the Underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus is accurate as of the date on their respective front covers only.

                                    Summary

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Trust Certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


Establishment Of The Trust

National Financial Securities Corporation, the Depositor, is establishing the Trust, which is named NFSC Trust 2000-_ . [address and telephone number of Depositor.] The assets of the Trust will consist of $________ _.__% due _____ Underlying Securities issued by _____________________, the Underlying Issuer, and payments of principal and interest made by the Underlying Issuer on the Underlying Securities as discussed in more detail under "The Trust Certificates--General."


Offered Securities

The Trust will issue the Trust Certificates in a single class. As holder of Trust Certificates, you will have the right to receive from the Trust periodic payments of interest on the principal amount of your Trust Certificates accruing from _____ __, 2000 at a rate of _.__% per annum on each ______ __ and ______
__, commencing on _______ __, 2000, until the principal amount of your Trust Certificates is paid in full as described below, and the pro rata share for your Trust Certificates of a single payment of principal of $___,000,000. You will be expected to receive your pro rata share of the principal payment on ________ __, 20__, which is the Stated Maturity Date, or on an earlier date on which the Trust redeems your Trust Certificates as described in "Redemption of the Trust Certificates."


Redemption Of The Trust Certificates

The Underlying Issuer may redeem the Underlying Securities on or after ________ __, 20__, in whole or in part from time to time at the percentage redemption prices stated on page A-2 of Appendix A. The proceeds of a redemption will be allocated pro rata among the Certificateholders. The redemption prices per Trust Certificate are set forth under "The Trust Certificates--Redemption of Trust Certificates."

The amount, if any, by which the redemption price paid on the Underlying Securities exceeds their principal amount is called "Redemption Premium." If the Underlying Issuer pays a Redemption Premium on the Underlying Securities, you will receive the pro rata amount of the Redemption Premium corresponding to the principal amount of your Trust Certificates.

See "The Trust Certificates--Redemption of Trust Certificates."

The Underlying Issuer, however, is not required to redeem the Underlying Securities. Therefore, there can be no assurance that the Trust will repurchase your Trust Certificates prior to the Stated Maturity Date. Should the Trust redeem your Trust Certificates prior to the Stated Maturity Date, the Trustee will notify you by mail at least 15 days before the redemption date.


Underlying Securities

[name of Underlying Issuer] _.__% Underlying Securities due 20__.


Trustee And Trust Agreement

[name of Trustee] will act as Trustee pursuant to a series Trust Agreement. You may inspect the Trust Agreement at the office of the Trustee at [address and telephone number].


Denominations

Each Trust Certificate will have a principal amount of $__.


Registration, Clearance And Settlement

Your Trust Certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus when Trust Certificates in fully registered, certificated form are issued.

See "Certain Information Regarding the Certificates--Definitive Certificates" in the prospectus.


Tax Considerations

Hunton & Williams, counsel to the Depositor, is of the opinion that under existing law the Trust will be a grantor trust and not a partnership or an association taxable as a corporation, and your Trust Certificates will represent beneficial interests in the Underlying Securities.

See "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.


ERISA Considerations

An "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended, or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, contemplating the purchase of Trust Certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Trust Certificates will satisfy all of the requirements of the "Publicly-Offered Securities Exception" and the possible application of other "prohibited transaction exemptions."

See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings

It is a condition to issuance that the Trust Certificates have ratings assigned by ______________ [and _______________] equivalent to the ratings of the Underlying Securities. As of the date of this prospectus supplement, the Underlying Securities were rated "__" by ______ and "__" by _____.

                                 Risk Factors

         You should consider the following factors in deciding whether to purchase the Trust Certificates:

          1. No Detailed Information About Underlying Securities Or Underlying Issuer. This prospectus supplement does not provide you with detailed information with respect to the Underlying Securities or the Underlying Issuer, any risk factors relating thereto, or any legal, financial or other rights or obligations arising under or related to the Underlying Securities. See "Available Information Regarding The Obligors" in the prospectus and "Appendix A--Description of Underlying Securities--Available Information" in this prospectus supplement.

          2. Underlying Issuer Is The Only Payment Source. The payments made by the Underlying Issuer on the Underlying Securities are the only source of payment on your Trust Certificates. The Underlying Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions. Should the Underlying Issuer experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Trust Certificates. See "The Trust Certificates--Default on Underlying Securities" in this prospectus supplement.

                             The Trust Certificates

General

         The Trust Certificates (the "Trust Certificates") relate to $__,000,000 aggregate principal amount - of $___,000,000 aggregate principal amount issued in ____________) of _.__% [description of Underlying Securities] due 20__ (the "Underlying Securities") of [name of Underlying Issuer] (the "Underlying Issuer"). The Underlying Securities provide for [semiannual] interest payments ("Interest Payments") due on ________ __ and __________ __ of each year (each, an "Interest Payment Date") and for a single payment of principal of $__,000,000 (the "Principal Payment") payable on _________ __, 20__ (the "Stated Maturity Date") or upon earlier redemption.

         The Trust Certificates are issued in a single class with a principal amount of $__,000,000. Each Trust Certificate evidences the right to receive periodic interest payments on its principal amount accruing from _______ __, 2000 at a rate of _.__% per annum on each _______ __ and _______ __, commencing _______ __, 2000, until the principal amount of such Trust Certificate is paid on the Stated Maturity Date, or upon the earlier redemption of such Trust Certificate. [Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.] The Trust Certificates evidence ownership in the aggregate of all of the Interest Payments, and of the Principal Payment, due on the Underlying Securities. In addition, the Trust Certificates are entitled to the Redemption Premium, if any, payable by the Underlying Issuer upon a redemption of the Underlying Securities by the Underlying Issuer. See "-- Redemption of Trust Certificates" in this prospectus supplement.

         [The Underlying Securities were transferred to the Trust exclusive of the right to receive interest on the Underlying Securities accrued from _______ __, 2000 until, but excluding, _______ [15], 2000 (the "Retained Amount"). Therefore, the interest payment that purchasers of Trust Certificates (each, a "Certificateholder") are scheduled to receive on the interest payment date on ______ __, 2000 will not include the Retained Amount and the Retained Amount will be distributed to the Depositor or its designee.]

         The scheduled interest and principal payments on the Trust Certificates are payable solely from payments of principal and interest on the Underlying Securities made by the Underlying Issuer. If payments are not made on the Underlying Securities, the Certificateholders will not be paid and will suffer losses. You should avail yourself of the same information concerning the Underlying Issuer as you would if you were purchasing the Underlying Securities. See "Available Information Regarding The Obligors" in the prospectus and "Appendix A--Description of Underlying Securities--Available Information" in this prospectus supplement. [Information with respect to the Underlying Issuer is also available at the Underlying Issuer's corporate website (http://www._______.com ).]

         Pursuant to the Trust Agreement, the Underlying Securities underlying the Trust Certificates will be held by the Trustee for the benefit of the Certificateholders as book-entry credits to an account of the Trustee at DTC. The Underlying Issuer is not a party to the Trust Agreement. Each Certificateholder, by its acceptance of a Trust Certificate, agrees to be bound by the terms and conditions of the Trust Agreement. Copies of the Trust Agreement are available upon written request from the Depositor at [address].

         The Trust Certificates will be delivered in registered form. Each Trust Certificate will have a principal amount of $__. The Trust Certificates are being offered initially in book entry form only through DTC, and purchasers will not receive physical certificates representing their ownership of Trust Certificates.

         The Trust Certificates offered hereby are different from, and not exchangeable for, any other series of Trust Certificates or any other receipt or certificate evidencing ownership of future interest or principal payments due on Underlying Issuer obligations, and are subject to the terms and conditions of the Trust Agreement.

         Neither the Trustee nor the Depositor will be responsible for the payments due on the Trust Certificates, except that the Trustee will be required to apply all payments received in respect of the Underlying Securities, exclusive of the Retained Amount, to the Trust Certificates to which they relate without making any deduction, other than any applicable tax or other governmental charge.

Redemption of Trust Certificates

         The Underlying Securities as originally issued are redeemable at any time on or after ______ __, 20__, in whole or in part from time to time, [on not less than 30 nor more than 90 days' notice,] at redemption prices expressed in percentages of the principal amount stated on page A-2 of Appendix A.

         The proceeds of such redemption will be distributed to the Certificateholders pro rata. The redemption prices per Trust Certificate (expressed in U.S. dollars) during the 12-month period beginning ________ __ of each year are as follows:

Year                                                      Price ($)
----                                                      ---------
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

and $__ on or after __________ __, 20__, together, in each case, with accrued interest to the redemption date.

         The amount, if any, by which the redemption price per Trust Certificate exceeds $__ is referred to herein as the "Redemption Premium."

         The holder of a Trust Certificate which is redeemed will receive a payment equal to its pro rata share of the par value of the Underlying Securities to be redeemed, plus the Redemption Premium, if any.

         On or after the redemption date, interest will cease to accrue on the Trust Certificates or on any portion thereof called for redemption.

         Subject to receipt by the Trustee of actual notice of such redemption from the Underlying Issuer, the principal amount of Trust Certificates corresponding to the principal amount of Underlying Securities to be redeemed will be called for redemption. Notice of such call shall be given by the Trustee to the registered Certificateholders not less than ___ days prior to the redemption date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

Default on Underlying Securities

         If the Underlying Issuer defaults on the payment of interest or principal of any Underlying Security, the Trustee shall promptly give notice to DTC or, for any Trust Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof. Such notice shall set forth (a) the identity of the issue of Underlying Securities, (b) the date and nature of such default, (c) the principal amount of the interest or principal in default, (d) the Trust Certificates affected by the default, and (e) any other information which the Trustee may deem appropriate.

         In the event of a payment default on the Underlying Securities the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of Trust Certificates representing a majority of the voting rights on the Trust Certificates will be entitled to direct the Trustee in any such proceeding, subject to the Trustee's receipt of satisfactory indemnity.

         In the event that the Trustee receives money or other property in respect of the Underlying Securities, other than a scheduled Interest Payment on or with respect to an Interest Payment Date, as a result of a payment default on the Underlying Securities, or actual notice that such moneys or other property will be received, the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Trust Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Trust Certificates then outstanding and unpaid. Such notice will state that, not later than __ days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Trust Certificates then outstanding and unpaid, pro rata by principal amount. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. Any such amounts received by the Trustee in excess of principal and accrued unpaid interest on the Trust Certificates will be distributed to the Depositor. In-kind distribution of Underlying Securities to Certificateholders will be deemed to reduce the principal amount of Trust Certificates on a dollar for dollar basis. No amounts will be distributed to the Depositor in respect of the Underlying Securities unless and until principal and accrued interest on the Trust Certificates has been paid - or reduced by distributions in kind - in full.

         Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Trust Certificates relating to a Underlying Security.

DTC Book Entry Only System

         The Depositor will deliver Trust Certificates to investors in book-entry form only through the facilities of DTC (the "DTC Book Entry Only System"), against payment in same day funds. Delivery will be made to investors at the offices of the Underwriter or to an office specified by the investor of an entity that is a Participant or Indirect Participant - as defined in the prospectus. See "Certain Information Regarding the Certificates--Book-Entry Registration" in the prospectus.

                       The Trustee And The Trust Agreement

         The following summary as well as other pertinent information included elsewhere in this prospectus supplement and the prospectus describes the material terms generally applicable to the Trust Certificates, but does not purport to be complete and is expressly made subject to the actual provisions of the documents. For details of all terms and conditions, reference is made to the Trust Agreement, a copy of which is available for inspection at the offices of the Trustee or, during the offering period, at the offices of the Depositor.

         Pursuant to the Trust Agreement, the Underlying Securities underlying the Trust Certificates will be held for the Certificateholders by _________________ (the "Trustee") initially as book-entry credits to an account of the Trustee at DTC. The Trustee will establish a separate trust account for the Underlying Securities relating to Trust Certificates offered hereby. It is the intent of the Depositor that all of the Underlying Securities will be held by the Trustee by book-entry credit to its account at DTC. If, for any reason, the Underlying Securities may no longer be held by book-entry credit at DTC, the Underlying Securities will thereafter be held by the Trustee in a separate trust account.

         Prior to a payment default by the Underlying Issuer, the only responsibility of the Trustee with respect to payments on Trust Certificates will be to apply all payments received in respect of the Underlying Securities to the registered Certificateholders without making any deductions other than for any taxes and governmental charges. After a payment default by the Underlying Issuer, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee. See "The Trust Certificates--Default on Underlying Securities" in this prospectus supplement.

         Trust accounts established for Trust Certificates will be accounts identified and held separate and apart from the general assets of the Trustee and will not contain any property of the Trustee in its individual capacity. Pursuant to the Trust Agreement, the Trustee has agreed that it does not have the authority to assign, transfer, encumber, pledge, sell, set-off or otherwise dispose of any of the Underlying Securities or any interests therein except as provided thereunder or as required by law.

         The Trust Agreement provides that the Trustee shall keep at its designated office in [New York, New York] a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of, and for the registration of transfers or exchanges of, Trust Certificates. Notwithstanding the foregoing, under the DTC Book Entry Only System, transfers and exchange of Trust Certificates will be accomplished as described under "Certain Information Regarding the Certificates" in the prospectus. Under the DTC Book Entry Only System, DTC will be the sole registered holder of the Trust Certificates.

         The voting rights on the Trust Certificates will be apportioned among the Certificateholders pro rata by principal amount. The Trust Agreement provides that, in the event of any action requiring a vote of the registered holders of any Underlying Securities, the Trustee - as the owner of record of the Underlying Securities - , upon receipt of the Underlying Security proxy, will notify DTC - in its capacity as the owner of record of the Trust Certificates - of such action. Pursuant to currently existing procedures, it is expected that DTC, in turn, will notify its Participants, including the Depositor, who, in turn, will notify the Certificateholders of such event. The Certificateholders will give their proxies to their Participants. The Participants will give such proxies to DTC, and DTC will give such proxies to the Trustee. Thereafter, the Trustee will vote solely in accordance with such proxies and will apportion its voting power on the basis of the votes cast by the Certificateholders. In the event that the Trust Certificates have been removed from the DTC Book Entry Only System and are held as physical certificates, the Trustee, upon receipt of the Underlying Security proxy, will notify the registered Certificateholders directly of such action and shall vote in the same manner as noted above. In casting any votes on the Underlying Securities in connection with the foregoing, the Trustee will be required to cast its vote on the Underlying Securities in proportion to the voting rights on the Trust Certificates held by Certificateholders so directing it, notwithstanding that such Certificateholders may give contrary instructions. In no event shall the Depositor be allowed or entitled - other than in its capacity as a safekeeper for a Certificateholder - to vote, directly or indirectly through the Trustee, any Trust Certificates or the Underlying Securities.

         The Trustee shall at no time vote for or consent to any action to the extent that such vote or consent could reasonably be expected to alter the status of the Trust as a grantor trust for federal income tax purposes, prior to the filing of a bankruptcy petition by or against the Underlying Issuer, or the commencement of any other similar proceeding, if such action would alter the timing or amount of any payment on the Underlying Securities or prior to the filing of a bankruptcy petition by or against the Underlying Issuer, or the commencement of any other similar proceeding, if such action would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of the Underlying Securities.

         The Trustee will maintain a fidelity bond in reasonable form and amount to protect against loss resulting from the dishonest or fraudulent action by its employees in connection with the Trustee's obligations under the Trust Agreement.

         The Trust Agreement provides that neither the Trustee nor the Depositor shall be subject to any liabilities to Certificateholders other than by reason of willful misconduct, bad faith or negligence in the performance of duties set forth in the Trust Agreement and that neither of them shall be liable to such Certificateholders if any law, government regulation or other circumstance prevents or delays the performance of duties set forth in the Trust Agreement.

         DTC will not be deemed an agent of the Trustee. The Trustee may own and deal in securities of the same issue and maturity as the Underlying Securities and in Trust Certificates.

         The Trustee and the Depositor may amend the Trust Agreement, provided that no amendment may be made which defers or alters the maturity of a Trust Certificate or which in any manner adversely affects the rights of a Certificateholder to the payment of interest, principal or premium, if any, evidenced thereby or otherwise materially prejudices any substantial existing right of such a Certificateholder.

         The Trustee may at any time resign as Trustee by written notice to the Depositor, such resignation to take effect upon the appointment of a successor Trustee, subject to the terms and conditions of the Trust Agreement.

         The Depositor may at any time remove the Trustee as Trustee under the Trust Agreement by written notice of its election to do so, delivered to the Trustee, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment, subject to the terms and conditions of the Trust Agreement.

         In the event that the Trustee becomes incapable of acting, is adjudged to be bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed by court action instituted by any Certificateholder who has been a Certificateholder for six months or by Certificateholders of 10% of the principal amount of Trust Certificates outstanding at such time.

                                  Underwriting

         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between Scott & Stringfellow, Inc. (the "Underwriter") and the Trust, the Trust will sell the Trust Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Trust all of the Trust Certificates if any Trust Certificates are purchased.

         The Trust has been advised by the Underwriter that it proposes initially to offer the Trust Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $.__ per Trust Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $.__. After the initial public offering, the public offering price and the concessions may be changed.

         The Trust Certificates are a new issue of securities with no established trading market. The Depositor has not made any application to list the Trust Certificates on any trading exchange. The Underwriter has told the Depositor that it presently intends to make a market in the Trust Certificates, but it is not obligated to do so. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Trust Certificates will develop or as to the liquidity of any trading market.

         The Trust Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Trust Certificates will be reflected in the trading price and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Trust Certificates not included in the trading price.

         Until the distribution of the Trust Certificates is completed, rules of the SEC may limit the ability of the Underwriter to bid for and purchase the Trust Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Trust Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Trust Certificates.

         If the Underwriter creates a short position in the Trust Certificates in connection with this offering, that is, if it sells a greater aggregate principal amount of Trust Certificates than is set forth on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Trust Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Trust Certificates in the open market to reduce its short position or to stabilize the price of the Trust Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Trust Certificates as part of the offering.

         In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Trust Certificate to the extent that it were to discourage resales of the Trust Certificates.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Trust Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

         The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments that the Underwriter may be required to make in respect thereof.

         The entire net proceeds received by the Trust from the sale of the Trust Certificates will be used to acquire the Underlying Securities from the Depositor, which will use such proceeds to acquire the Underlying Securities from the Underwriter. Thus, neither the Trust nor the Depositor is expected to receive any net cash proceeds from the sale of the Trust Certificates.

         The expenses of the Depositor in connection with the issuance of the Trust Certificates are estimated to be approximately $____________. The Depositor and the Underwriter are each subsidiaries of BB&T Corp.

                                  Legal Matters

         Certain legal matters relating to the offering and sale of the Trust Certificates and the federal income tax aspects thereof will be passed upon by Hunton & Williams, Richmond, Virginia.

                                     Ratings

         It is a condition to issuance that the Trust Certificates have ratings assigned by ______ [and _____] equivalent to the ratings of the Underlying Securities. As of the date of this prospectus supplement, the Underlying Securities were rated "__" by _______ and "__" by ____. The ratings given to the Trust Certificates will be based primarily upon the credit rating of the related Underlying Securities and the legal structure of the transaction, including the limitation that payments in respect of the Trust Certificates are subject to receipt by the Trustee of payments on the Underlying Securities.

         There is no assurance that any rating will remain in effect for any given period of time or that it will not be revised downward or withdrawn entirely by the rating agency, if in the judgment of the rating agency, circumstances so warrant. Securities ratings address the likelihood that the purchasers of Trust Certificates will receive all payments required under the Trust Agreement.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. The Depositor has not requested a rating of the Trust Certificates from any rating agency other than _____ [and ____]. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or if one does, what rating would be assigned by such rating agency.

                        Federal Income Tax Considerations

         In the opinion of Hunton & Williams, for federal income tax purposes, the Trust will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation, and the Trust Certificates will represent undivided beneficial ownership interests in the interest and principal payments on the Underlying Securities. As a result, each Certificateholder will be treated as owning indirectly an undivided interest in the Underlying Securities. Accordingly, each Certificateholder will be required to include in its gross income its pro rata share of the interest, including any original issue discount ("OID"), and any other income received or accrued on the Underlying Securities, whether or not cash is actually distributed to the Certificateholder. [The Trust Certificates will be treated as Unstripped Certificates for federal income tax purposes. See "Federal Income Tax Considerations -- Taxation of Certificateholders -- Unstripped Certificates" in the prospectus.] To the extent that the allocable purchase price paid by a Certificateholder for its interest in the Underlying Securities differs from the Certificateholder's interest in the Underlying Securities principal balance, the Trust Certificates will be treated as acquired with amortizable premium or market discount, as appropriate. A purchaser of a Trust Certificate with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Trust Certificate as ordinary income to the extent of accrued (but not previously taxable) market discount. A Certificateholder who acquires a Trust Certificate with market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Trust Certificates. A purchaser of Trust Certificates at a premium over the stated principal amount of the pro rata share of the Underlying Securities
(plus accrued interest) generally may elect to amortize such premium under a constant yield method as an offset to interest income on the Underlying Securities.

                              ERISA Considerations

General

         As more fully described in the accompanying prospectus, Section 406 of ERISA and Section 4975 of the Code prohibit certain "employee benefit plans," as defined in and subject to ERISA, and "plans," as defined in and subject to
Section 4975 of the Code (such employee benefit plans and plans referred to herein as "Plans"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were applicable, if the Underwriter were a party in interest or disqualified person with respect to a Plan that acquired Trust Certificates from such Underwriter. Accordingly, Trust Certificates may not be purchased from an Underwriter with plan assets of a Plan if such Underwriter is a party in interest or a disqualified person with respect to such Plan, unless one of the prohibited transaction class exemptions described below or another exemption is available.

         Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute plan assets of any Plan that owned Trust Certificates. The Department of Labor ("DOL") has issued a final regulation (the "DOL Regulation") concerning the definition of what constitutes the "plan assets" of a Plan. Under the DOL Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed to be plan assets of each Plan unless one of the exceptions under the DOL Regulation is applicable to the Trust.

Availability Of Publicly-Offered Security Exception

         The DOL Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides generally that if a Plan acquires an equity interest in another entity and that equity interest constitutes a "publicly-offered security," then the assets of the entity are not deemed to be plan assets of such Plan as a result of such acquisition. A publicly-offered security is a security that is freely transferable, part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either is part of a class of securities registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or sold to the Plans as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         It is anticipated that the Trust Certificates will meet the criteria of the Publicly-Offered Securities Exception. First, the Trust Certificates are being sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and will be timely registered under the Exchange Act. Second, it appears that the Trust Certificates are freely transferable because the minimum investment is not more than $25, and the Trust Certificates generally may be transferred or exchanged upon payment of a service charge of the Trustee and a sum sufficient for reimbursement of certain tax or governmental charges and the making of certain representations and warranties. As described in the accompanying prospectus, the DOL Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, then a requirement that reasonable transfer or administrative fees be paid, or that advance written notice (including representations as to compliance with the requirements of the DOL Regulation or the entity's governing instruments) be provided to the entity that issued the security, will not prevent a finding that the security is freely transferable. Third, the Underwriter expects (although no assurance can be given) that at the conclusion of the offering, the Trust Certificates will be owned by at least 100 investors who are independent of the Trust and each other. Therefore, it is anticipated that the underlying assets of the Trust should not be deemed to constitute plan assets of any Plan which purchases Trust Certificates.

         If the Trust Certificates fail to meet the criteria of the Publicly-Offered Securities Exception so that the Trust's assets are deemed to be plan assets of Plans that are owners of Trust Certificates, transactions involving the Trust and parties in interest or disqualified persons with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless a prohibited transaction exemption is applicable. There are several class exemptions issued by the DOL that might apply in such event, including: DOL Prohibited Transaction Class Exemption 84-14 (Class Exemption for Certain Transactions Determined by a Qualified Professional Asset Manager), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Certain Transactions Determined by an In-house Asset Manager). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

Ineligible Purchasers

         Regardless of whether the Publicly-Offered Security Exception or the class exemptions described above apply, Trust Certificates generally may not be purchased with plan assets of a Plan if the Underwriter, the Depositor, the Underlying Issuer, the Trustee or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such Plan's assets;
(b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular need of the Plan; or (c) is an employer maintaining or contributing to such Plan.

[Review By Plan Fiduciaries

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Trust Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Trust Certificates. Assets of a Plan should not be invested in the Trust Certificates unless it is clear that the assets of the Trust will not be plan assets of such Plan or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.]

                                 Index Of Terms


Certificate Register.........................................        S-6
Certificateholder............................................        S-3
DOL..........................................................        S-9
DOL Regulation...............................................        S-9
DTC Book Entry Only System...................................        S-5
Exchange Act.................................................       S-10
Interest Payment Date........................................        S-3
Interest Payments............................................        S-3
Plans........................................................        S-9
Principal Payment............................................        S-3
Publicly-Offered Securities Exception........................  S-2, S-10
Redemption Premium...........................................   S-1, S-4
Retained Amount..............................................        S-3
Securities Act...............................................        S-8
Stated Maturity Date.........................................        S-3
Trust Certificates...........................................        S-3
Trustee......................................................        S-6
Underlying Issuer............................................        S-3
Underwriter..................................................        S-7
Underlying Securities........................................        S-3
Underwriting Agreement.......................................        S-7

                                                                      APPENDIX A

                      Description Of Underlying Securities

Available Information

         The Underlying Issuer is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Such reports, proxy and information statements and other information filed by the Underlying Issuer with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov). [Information about the Underlying Issuer is also available at the Underlying Issuer's website (http://www._______.com).]

Terms Of Underlying Securities

Underlying Issuer:

Underlying Securities:

Dated:

Stated Maturity Date:

Original Par Value Amount Issued:

CUSIP Number:

Stated Interest Rate:                           ___%

Interest Payment Dates:

Redemption of Underlying Securities:

                                       A-1
                                       YEAR                       PRICE (%)
                                       ----                       ---------
                                       2003
                                       2004
                                       2005
                                       2006
                                       2007
                                       2008
                                       2009
                                       2010
                                       2011
                                       2012

                                       and 100% on or after __________________,
                                       together, in each case, with accrued
                                       interest to the redemption date.

Mode of Payment of Underlying                  By credit to the account of the holder at DTC
Securities:

Par Value Amount of Underlying Securities      $______________
Deposited Under Trust Agreement:

         The Underlying Securities will be held by the Trustee for the benefit of the Certificateholders, as book-entry credits to an account of the Trustee at DTC.

Prospectus

                   National Financial Securities Corporation
                                   Depositor

                              Trust Certificates
                              Issuable in Series

--------------------------------------------------------------------------------
Consider carefully the risk factors in the prospectus supplement

Your trust certificates will represent obligations of your trust only and will not represent interests in or obligations of National Financial or any of its affiliates. Unless expressly provided in the accompanying prospectus supplement, your securities are not insured or guaranteed by any person.

These securities are not deposits or other obligations of a bank and are not insured by the FDIC or any other government agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Your trust certificates

 .    will evidence an ownership interest in or be secured by the property of your trust and will be paid only from your trust's assets,

 .    will be rated in one of the four highest rating categories by at least one nationally recognized rating organization, and

 .    will be issued as part of a designated series.


Your trust will include

 .    bonds, notes, debentures, trust preferred securities, capital securities, preferred stock, or other similar securities identified in the prospectus supplement,

 .    which were originally issued under an effective registration statement under the Securities Act, and

 .    whose issuer is a reporting company under the Exchange Act.


Investors

 .    will receive interest and principal payments from collections on their trust's assets but have no entitlement to payments from other assets of National Financial.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  May 9, 2000

             Important Notice About Information Presented in This
             Prospectus And The Accompanying Prospectus Supplement

     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

     .    the timing of interest and principal payments,
     .    information about the specific assets of your trust,
     .    the ratings for each class, and
     .    the method for selling your securities.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted.

     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.

                               Table Of Contents

                                                                             Page
                                                                             ----
                                  Prospectus

Prospectus Summary..........................................................    1
The Trusts..................................................................    3
         General............................................................    3
         The Trustee........................................................    3
         Office For Registration Of Transfer And Exchange...................    3
The Underlying Securities...................................................    3
         General............................................................    3
Available Information Regarding The Obligors................................    4
         Securityholder Communications......................................    4
Use Of Proceeds.............................................................    4
The Depositor...............................................................    4
The Certificates............................................................    5
         General............................................................    5
         Distributions Of Interest And Principal Amount.....................    5
Certain Information Regarding The Certificates..............................    5
         Book-Entry Registration............................................    5
         Definitive Certificates............................................    7
         Defaults And Remedies..............................................    7
         Issuance And Delivery..............................................    8
         Termination Of Trust Agreement.....................................    9
         Reports To Certificateholders......................................    9
         Accounts...........................................................    9
         Distributions......................................................    9
Federal Income Tax Considerations...........................................   10
         Classification Of The Trust........................................   10
         Taxation Of Certificateholders.....................................   10
         Additional Tax Considerations......................................   13
         State And Other Tax Considerations.................................   14
ERISA Considerations........................................................   15
         General............................................................   15
         Exempt Plans.......................................................   15
         Plan Assets........................................................   15
         Prohibited Transactions............................................   17
         Ineligible Purchasers..............................................   18
Plan Of Distribution........................................................   18
Legal Opinions..............................................................   19
Available Information.......................................................   19
Incorporation Of Certain Documents By Reference.............................   19
Reports To Certificateholders...............................................   19
Index Of Terms..............................................................   20

                              Prospectus Summary

         This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus and by reference to the information with respect to the trust certificates (the "Trust Certificates") contained in the related prospectus supplement to be prepared and delivered in connection with the offering of Trust Certificates. Capitalized terms used in this Prospectus Summary are defined elsewhere in this prospectus and in the related prospectus supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

Issuer

With respect to each series of Trust Certificates, the Trust formed by National Financial Securities Corporation (the "Depositor") and the trustee named in the prospectus supplement (the "Trustee") pursuant to a trust agreement (the "Trust Agreement"). Each trust ("Trust) will be established for the primary purpose of issuing Trust Certificates and using the proceeds to acquire the securities described in the prospectus supplement for that series.

Depositor

National Financial Securities Corporation, a Delaware corporation.

Trustee

The Trustee specified in the prospectus supplement.

The Certificates

Each series of Trust Certificates will include one or more classes of Trust Certificates issued under a Trust Agreement between the Depositor and the Trustee.

The Trust Certificates will be available for purchase in minimum denominations of $25 and integral multiples of $25 in excess thereof, and will be available in book-entry form or in the form of Definitive Certificates, as specified in the prospectus supplement. Certificateholders of a series initially issued in book-entry form will be able to receive Definitive Certificates only in the limited circumstances described in this prospectus.

See "Certain Information Regarding the Certificates --Definitive Certificates."

Each class of Trust Certificates will have a stated principal amount and will accrue interest on its principal amount as described in the prospectus supplement.

The Trust Property or another party

The property of each Trust will include securities ("Underlying Securities") acquired by the Depositor from one of its affiliates or another party, which acquired the Underlying Securities in the secondary market. The Trust, in turn, will acquire the Underlying Securities from the Depositor. The Underlying Securities will be identified in the prospectus supplement and will be securities registered on a registration statement under the Securities Act of 1933, as amended, which issuer also will be a reporting company under Section 12 or Section 15(d) of the Exchange Act at the time the Underlying Securities are deposited in the Trust. Each of the Underlying Securities will have originally been issued in a transaction registered pursuant to the Securities Act. An affiliate of the Depositor will have previously purchased the Underlying Securities in the secondary market, and this purchase will not have been from the issuer of the Underlying Securities or any of its affiliates, or as part of the initial distribution. After the date of issuance by each Trust of its Trust Certificates (the "Issuance Date"), the Trust will not purchase or otherwise acquire any additional securities and will not dispose of or create any lien on its assets, other than upon termination of the Trust.

Payments

Subject to timely receipt of payments on the Underlying Securities, payments in respect of the Trust Certificates will be paid or distributed at such times and in such manner as described in the prospectus supplement.

Federal Income Tax Considerations

Upon the issuance of each series of Trust Certificates, Hunton & Williams, as counsel to the Depositor, will deliver an opinion to the effect that, for federal income tax purposes the Trust will be a grantor trust and not a partnership or an association taxable as a corporation, and the Trust Certificates will be interests in a grantor trust.

See "Federal Income Tax Considerations."

ERISA Considerations

As more fully described under "ERISA Considerations," a particular Trust Certificate may or may not be eligible for purchase by an "employee benefit plan" as described in and subject to the Employee Retirement Income Security Act of 1974, as amended, or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of a Plan with persons who are "parties-in-interest" - within the meaning of Section 3(14) of ERISA - or "disqualified persons" with respect to such Plan. Violations of these prohibited transaction rules can result in excise taxes and other liabilities. An investment in a Trust Certificate by or on behalf of a Plan will cause the Trust Certificate to be treated as an asset of the Plan for purposes of Title I of ERISA and Section 4975 of the Code. Therefore, a Trust Certificate may not be purchased by a Plan if the Underwriter, the Depositor, the Trustee, the Obligor of the related Underlying Securities, or any of their respective affiliates is a party-in-interest or a disqualified person with respect to the Plan, unless a prohibited transaction exemption applies and the conditions thereof are satisfied. In addition, unless the Trust Certificate is a "publicly-offered security" within the meaning of a final regulation issued by the Department of Labor or another exception set forth in the DOL Regulation applies to the Trust Certificates, an investment in a Trust Certificate by a Plan may cause the Underlying Securities also to be treated as assets of the Plan for purposes of Title I of ERISA and Section 4975 of the Code. If the underlying assets of the Trust are so treated as Plan assets, the Plan's investment in the Trust Certificate and certain transactions relating to the underlying assets of the Trust could violate the prohibited transaction rules under ERISA and the Code. It is anticipated that certain classes of Trust Certificates within a series of Trust Certificates may qualify as publicly-offered securities under the DOL Regulation. Whether a particular Trust Certificate is expected to qualify as a publicly-offered security under the DOL Regulation will be specified in the prospectus supplement concerning such Trust Certificate, if applicable. Accordingly, fiduciaries of Plans considering the purchase or holding of Trust Certificates by or on behalf of a Plan should consult their counsel prior to making such a purchase.

See "ERISA Considerations" in this prospectus and in the prospectus supplement.

Rating of the Certificates

It is a condition to the issuance of each series of Trust Certificates that they be rated investment grade, that is, in one of the four highest rating categories
- without taking into account any subcategories - by at least one nationally recognized statistical rating organization. The ratings applicable to the Trust Certificates of each series will be as set forth in the prospectus supplement.

A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. There can be no assurance that a rating will not be lowered or withdrawn by a rating organization if circumstances so warrant.

                                  The Trusts

General

         With respect to each series of Trust Certificates, the Depositor will establish a Trust by depositing the Trust Property in the Trust, without recourse. After the Issuance Date with respect to each Trust, the Trust will not purchase or otherwise acquire any additional securities and will not dispose of or create any lien on its assets, other than upon termination of the Trust.

         The trust property will consist of the Underlying Securities, all monies due or received in respect thereof, certain accounts and the proceeds thereof, in each case as described in the related prospectus supplement (the "Trust Property"). The Trust Certificates will evidence ownership interests in the related Trust Property.

The Trustee

         The Trustee for each Trust will be specified in the prospectus supplement. The Trustee's liability in connection with the issuance and sale of the Trust Certificates is limited solely to the express obligations of such Trustee set forth in the Trust Agreement. A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Trust Agreement will provide that the Trustee must comply with
Section 310(b) of the Trust Indenture Act of 1939, as amended (the "TIA"), provided that there will be excluded from the operation of TIA Section 310(b)(1) any series trust deposit agreements under which other securities are outstanding evidencing ownership interests in securities of the Obligor of the Underlying Securities if the requirements for exclusion set forth in TIA Section 310(b)(1) are met.

         The Trust Agreement will provide that, except during the continuance of an event of default on the Underlying Securities, the Trustee will perform only such duties as are specifically set forth in the Trust Agreement. During the existence of an event of default on the Underlying Securities, the Trustee will be required to exercise the rights and powers vested in it by the Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Office For Registration Of Transfer And Exchange

         The designated office of the Trustee for the registration of transfer or exchange of Trust Certificates is identified in the prospectus supplement. Notwithstanding the foregoing, under the Depository Trust Company ("DTC") Book Entry Only System, transfers and exchange of Certificates will be accomplished as described under "The Trust Certificates--DTC Book Entry Only System" in the prospectus supplement.

         Any holder presenting Trust Certificates for surrender or registration of transfer or exchange may be required to pay any applicable service charge of the Trustee and a sum sufficient for reimbursement of any tax or governmental charge, to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties and such assurances, including a signature guaranty, as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of a registration of transfer or exchange of any Trust Certificates until such payment is made and proof or other information is filed, such certificates are executed or such representations and warranties are made.

                           The Underlying Securities

General

         The Underlying Securities to be purchased by each Trust will be debt securities (or undivided interests in such debt securities) issued by a trust, corporation or other organization (an "Obligor") eligible to offer and sell securities registered on a registration statement on Form S-3 promulgated under the Securities Act of 1933, as amended (the "Act"), which Obligor will also be a reporting company under Section 12 or Section 15(d) of the Exchange Act at the time the Underlying Securities are deposited in the Trust. Each of the Underlying Securities will have originally been issued in a transaction registered pursuant to the Act. The Underlying Securities will be purchased by the Trust from the Depositor. The Underlying Securities will have been acquired by the Depositor from an affiliate. This affiliate of the Depositor will have previously purchased the Underlying Securities in the secondary market, and will not have purchased the Underlying Securities from the issuer thereof or any of its affiliates, and the Underlying Securities will not have been purchased by this affiliate as part of its initial distribution. The specific terms and conditions of the Underlying Securities to be purchased by each Trust will be detailed in the prospectus supplement.

                 Available Information Regarding The Obligors

         The Obligors will be trusts, corporations or other organizations that at the time of deposit of Underlying Securities into a Trust are subject to the information requirements of the Exchange Act and file reports and other information with the SEC. Such reports, proxy and information statements and other information filed by the Obligors with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov). If the Underlying Securities are listed on the New York Stock Exchange, the material described above and other information with respect to the Obligor will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York.

Securityholder Communications

         Upon the receipt by the Trustee of any securityholder communications from an Obligor, the Trustee will transmit such communications to the beneficial owners of the Trust Certificates (each, a "Certificateholder") upon receipt from the Obligor of assurances that the Trust's reasonable expenses will be reimbursed by the Obligor. In addition, upon receipt by the Trustee of securityholder communications from a third party other than the Obligor, the Trustee will transmit such securityholder communications only to the Certificateholders upon receipt from such third party of assurances that the Trustee's reasonable expenses will be reimbursed by such third party. In either case, if the Trustee does not receive such assurances, then the Trustee, at the sole discretion of the Depositor and at the expense of the Trust, will transmit or cause to be transmitted any such bondholder communications to such Certificateholders.

                                Use Of Proceeds

         The entire net proceeds received by the Trust from the sale of the Trust Certificates will be used to acquire the Underlying Securities from the Depositor, which will use such proceeds to acquire the Underlying Securities from one or more of its affiliates. Thus, neither the Trust nor the Depositor is expected to receive any net cash proceeds from the sale of the Trust Certificates.

                                 The Depositor

         The Depositor, a wholly owned subsidiary of Scott & String Fellow, Inc., was incorporated in the state of Delaware on May 3, 2000. The Depositor is organized for the limited purpose of acquiring securities, forming trusts, transferring securities to the trusts, and engaging in related activities. The assets of the Depositor and its affiliates are not available to satisfy obligations of any trust. The principal executive offices of the Depositor are located at 909 East Main Street, Richmond, Virginia 23219, telephone (804) 649-3952.

                               The Certificates

General

         With respect to each Trust, the Trust Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The terms and conditions of the Trust Certificates include those stated in the Trust Agreement and those made part of the Trust Agreement by reference to the TIA. The Trust Certificates are subject to all such terms and conditions, and reference is made to the Trust Agreement and the TIA for a statement thereof. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions - including definitions of terms - are incorporated by reference as part of this summary.

         Each class of Trust Certificates of a series of Trust Certificates issued in book-entry form will initially be represented by a single Trust Certificate registered in the name of DTC. The Trust Certificates will be available for purchase in minimum denominations described in the prospectus supplement. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Trust Certificates issued in book-entry form. For Trust Certificates initially issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificateholder will be entitled to receive a physical certificate representing a Trust Certificate. All references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Trust Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

Distributions Of Interest And Principal Amount

         The timing, priority, amount, allocation and/or rate of distributions on the Trust Certificates of each class of any series will be described in the prospectus supplement. Distributions of interest and principal on the Trust Certificates will be made on the dates specified in the related prospectus supplement. Interest on the Certificates will be calculated as specified in the prospectus supplement.

                Certain Information Regarding The Certificates

Book-Entry Registration

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates (such electronic book-entry system, the "DTC Book Entry Only System"). Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC Book Entry Only System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificateholders of book-entry Trust Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Trust Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal and interest through DTC Participants. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Certificateholders. Except for the Depositor, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificateholders will not be recognized by the Trustee as Certificateholders as such term is used in the Trust Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Trust Certificates among Participants on whose behalf it acts with respect to the Trust Certificates and to receive and transmit distributions of principal of and interest on Trust Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Trust Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Trust Certificates, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their Trust Certificate interests.

         The Physical Certificates delivered to the Trustee will be registered in the name of Cede, as nominee for DTC. The Owners, as purchasers of Trust Certificates under the DTC Book Entry Only System, will not receive physical certificates representing their Trust Certificates. Instead, the ownership interests of the Owners will be recorded, directly or indirectly, through the records of the respective Participants and Indirect Participants. Transfers among Owners will be accomplished through and reflected on the records of DTC and the Participants or Indirect Participants of which those Owners are customers. DTC will maintain records for the payment, transfer and exchange of Trust Certificates held by DTC Participants on behalf of Owners, but will not make payments directly to Owners or record specific transfers of Trust Certificates from one Owner to another.

         Payments on the Underlying Securities that are received by the Trustee from the Issuer, including payments upon redemption of the Underlying Securities, will be paid to DTC as the registered holder of the related Trust Certificates. DTC, under its current practices, would credit those payments to the accounts of the Participants in accordance with their respective holdings of Trust Certificates as shown on DTC's records. Payments by Participants and Indirect Participants to Owners will be governed by standing instructions and customary practices, and will be the responsibility of each such Participant or Indirect Participant and not of DTC or the Trustee, subject to any statutory and regulatory requirements as may be in effect from time to time.

         With respect to any Trust Certificate, on or after each interest payment date, if the Obligor will have paid in full and the Trustee will have received the interest payment due on such interest payment date on the Underlying Securities, the Trustee will pay to DTC as the registered holder of the Trust Certificate as of the applicable record date, in lawful money of the United States of America, by credit of same day funds to the account of DTC, the entire amount of such interest payment, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

         With respect to any Trust Certificate, if the Obligor will have paid in full and the Trustee will have received the principal due upon maturity of the Underlying Security, or if the Obligor will have paid in full and the Trustee will have received the principal and redemption premium, if any, payable upon the earlier redemption of such Trust Certificate, the Trustee will pay to DTC as the registered holder of the Trust Certificates as of the applicable record date, in lawful money of the United States of America, by credit of same day funds to the account of DTC, the entire amount of such principal and premium, if any, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

         Amounts received by the Trustee before 2:00 p.m. on any day will be credited to DTC that same day. Amounts received by the Trustee after 2:00 p.m. will be credited to DTC on the next business day.

         DTC may determine to discontinue the DTC Book Entry Only System with respect to the Trust Certificates at any time by giving notice to the Trustee and the Depositor and discharging its responsibilities with respect thereto. In addition, the Depositor may cause the removal of DTC - or a successor or substitute depository - if the Depositor determines such removal is in the best interests of the Owners or is in the best interests of the Depositor as long as the removal will not adversely affect the Owners. If DTC - or a successor or substitute depository - is removed and the Depositor, after a good faith effort, is unable to procure the services of a successor depository, the Trustee will serve as depository of the Underlying Securities.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Trust Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Trust Certificates, may be limited due to the lack of a physical certificate for such Trust Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Trust Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interest.

         Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Trust Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

         Trust Certificates may be issued in book-entry or in Definitive Certificate form. Certificates initially issued in book-entry form will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or respective nominees, rather than to DTC or its nominee, only if the Depositor advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Trust Certificates and the Depositor is unable to locate a qualified successor, the Depositor, at its option, elects to terminate the book-entry system through DTC, after the occurrence of an Event of Default, holders representing at least a majority of the voting rights relating to the outstanding Certificates advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC - or a successor - is no longer in the best interest of the holders of such securities, or under the circumstances described under "--Termination of Book-Entry Registration in Connection with Suspension of Exchange Act Reporting by Obligor."

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify DTC of its intent to make Definitive Certificates available. Upon surrender by DTC of the Physical Certificates representing the securities and receipt of instructions for re-registration, the Trustee will reissue such securities as Definitive Certificates to the holders thereof.

         Distributions of principal of, and interest on, the Definitive Certificates will thereafter be made in accordance with the procedures set forth in the related Trust Agreement directly to holders of Definitive Certificates in whose names the Definitive Certificates were registered at the close of business on the day before the related Payment Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the holders of such class.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to holders of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Defaults And Remedies

         With respect to each Trust, the Trust Agreement will provide that if there is an event of default - as defined in the indenture for the Underlying Securities - with respect to the Underlying Securities and such event of default is known to the Trustee, the Trustee will promptly give notice to DTC or, if the Trust Certificates are not then held by DTC or any other depository, directly to the registered holders of the Trust Certificates then outstanding and unpaid as provided in the Trust Agreement - and in the manner and to the extent provided in TIA Section 313(c) - within ninety days after such event of default occurs. Such notice will set forth the identity of the issue of Underlying

Securities, the date and nature of such default, the face amount of the interest or principal in default, the identifying numbers of the class of Trust Certificates, or any combination, as the case may be, evidencing the interest or principal described in the preceding clause, if applicable, and any other information that the Trustee may deem appropriate. Except in the case of a default in the payment of principal or interest, the Trustee may withhold the notice to holders of Trust Certificates if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Trust Certificates.

         With respect to each Trust, the Trust Agreement will provide that if default is made in the payment of any interest on any Underlying Security when due and payable continue for the period specified in the indenture for the Underlying Securities - or, if no such period is specified, five days -, or default is made in the payment of the principal of or any installment of the principal of any Underlying Security when due and payable continue for the period specified in the indenture for the Underlying Securities - or, if no such Period is specified, thirty days -, in each case after receipt by the Obligor of notice thereof from the Trustee or receipt by the Obligor and the Trustee of notice thereof from holders of outstanding Trust Certificates representing at least twenty five percent of the voting rights with respect to the Trust Certificates, and the Obligor shall, after demand of the Trustee, fail to pay the Trustee the whole amount due and payable on the Underlying Securities for principal and interest, then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, will institute a proceeding for the collection of the sums so due and unpaid, and will prosecute such proceeding to judgment or final decree or settlement, and will enforce the same against the Obligor or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Obligor or other obligor upon the Underlying Securities, whenever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by holders of outstanding Trust Certificates representing not less than a majority of the voting rights.

         In the event the Trustee receives money or other property in respect of the Underlying Securities - other than scheduled payments - as a result of a payment default on the Underlying Securities, the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Trust Certificates that are not then held by DTC or any other depository, directly to the registered holders of the Trust Certificates then outstanding and unpaid. Such notice will state that, not later than thirty days after the receipt of such moneys or other property, the Trustee will distribute such moneys or other property to the holders of the outstanding Trust Certificates pro rata by face amount or, if there is more than one class of Trust Certificates under the Trust Agreement, in proportion to the accreted value of each class of outstanding Trust Certificates, and within each class pro rata by face amount.

         Interest and principal payments and premium, if any, on the Underlying Securities, are payable solely by the related Obligor.

         The Underlying Securities may be or become subject to laws permitting bankruptcy, moratorium, reorganization or other actions that, in the event of financial difficulties of the Obligor, could result in delays in payment or in nonpayment of the Trust Certificates related to a Underlying Security. In such cases, the treatment accorded certain classes of Trust Certificates may be less favorable than the treatment accorded other classes of Trust Certificates.

         Holders of Trust Certificates will have no recourse against the Depositor or the Trustee for payment defaults on the Underlying Securities.

         The Depositor will be required to furnish to the Trustee not less than annually a statement as to the performance by the Depositor of its obligations under the Trust Agreement and as to any default in such performance.

Issuance And Delivery

         With respect to each Trust, the Trust Agreement will provide that the Depositor will, by book-entry credit or otherwise, irrevocably deliver or cause to be delivered the Underlying Securities to the Trustee and, concurrently therewith, the Trustee will execute and deliver to the Depositor, or such person or persons as the Depositor may designate by written instruction, the classes of Trust Certificates identified in the Trust Agreement, evidencing the aggregate amount, in authorized denominations, of the Underlying Securities so delivered to the Trustee. No Trust Certificate will be entitled to the benefits of the Trust Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by the Trustee by the signature of a duly authorized signatory.

Termination Of Trust Agreement

         With respect to each Trust, the Trust Agreement will terminate one year following the payment upon maturity - or any earlier redemption - by the respective Obligors of the entire principal amount, and any redemption premium, of the Underlying Securities or, in the event of a default on the Underlying Securities, one year following receipt by the holders of the Trust Certificates of all amounts that they are entitled to receive in such a case pursuant to the Trust Agreement. Upon termination of the Trust Agreement, the Depositor will be discharged from all obligations under the Trust Agreement, other than with respect to expenses of the Trustee.

Reports To Certificateholders

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustee will mail to each person who at any time during such calendar year has been a Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of the Certificateholder's preparation of federal income tax returns. See "Federal Income Tax Considerations."

Accounts

         With respect to each Trust, there will be established and maintained with the Trustee one or more trust accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the related Underlying Securities will be deposited.

Distributions

         With respect to each Trust, beginning on the Payment Date specified in the prospectus supplement, distributions of principal and interest on each series of Trust Certificates will be made by the Trustee to the Certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Certificateholders will be described in the prospectus supplement.

Termination of book-entry registration in connection with suspension of Exchange Act reporting by Obligor

         Subsequent to the deposit of its Underlying Securities into a Trust, an Obligor which has no class of securities listed on a national securities exchange or held of record by 300 or more holders could elect to suspend its Exchange Act reporting requirements. In such event, such Obligor would no longer be required to make available under the Exchange Act the public information referred to under the caption "Available Information Regarding the Obligors." The Depositor will cause each Trust to undertake to provide, in the Trust's own Exchange Act reports for as long as such reports are required to be filed, quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to any Obligor which suspends its Exchange Act reporting requirements, to the extent such reports and information are then available to the Trust.

         If such financial statements are not available to the Trust, then, unless the Trust has earlier suspended its own Exchange Act reporting requirements for the Trust Certificates of such series, the Trust Certificates of such series will, by their terms, generally be required to be removed from the DTC book entry system, and definitive physical certificates representing the Trust Certificates of such series will be issued to the beneficial owners of the Trust Certificates of the series. Furthermore, the Obligor for the Underlying Securities will be notified that the Underlying Securities are held pursuant to the Trust Agreement and that the holders of the Trust Certificates constitute record holders of the Underlying Securities. The issuance of such definitive physical certificates representing the Trust Certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the Underlying Securities, requiring the Obligor to resume filing Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Exchange Act, which appears to require a Obligor with actual knowledge that its Underlying Securities are held pursuant to a Trust Agreement to treat holders of record of certificates or other evidences of interest issued by the Trust as holders of record of the underlying Underlying Securities.

                       Federal Income Tax Considerations

         The following is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of Trust Certificates. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, affecting the accuracy of the statements set forth herein and possibly adversely affecting a beneficial owner of Trust Certificates.

         This summary does not purport to address all federal income tax matters that may be relevant to every investment in Trust Certificates. For example, it deals only with Trust Certificates held as capital assets within the meaning of
Section 1221 of the Code. It does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (e.g., banks and other financial institutions, life insurance companies, dealers in securities or currencies, tax-exempt entities, taxpayers holding Certificates as part of a position in a "straddle," or a part of a "hedging," "conversion" or other integrated investment transactions, or whose "functional currency" is not the United States dollar). Except as indicated, this summary is directed to prospective purchasers in the initial offering described herein, and not to subsequent purchasers of Trust Certificates. Consequently, purchasers of Trust Certificates should consult their own tax advisors concerning the tax consequences to them under federal income tax law, as well as the tax law of any state, local or foreign jurisdiction, of the purchase, ownership and disposition of Trust Certificates.

Classification Of The Trust

         Upon the issuance of each series of Trust Certificates, Hunton & Williams will deliver an opinion to the effect that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. As a result of such classification, each Certificateholder will be treated for federal income tax purposes as an owner of an undivided beneficial ownership interest in all or a portion of the Trust assets, consisting primarily of the Underlying Securities. As a grantor trust, the Trust will not be subject to federal income tax, although holders of Trust Certificates will be subject to the tax treatment discussed below.

Taxation Of Certificateholders

         Trust Assets, Income And Expense

         Each Certificateholder will be treated as owning an undivided interest in all or specified assets of the Trust. As such, each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire gross income from such assets for the period during which it owns a Trust Certificate, generally in accordance with such holder's applicable method of tax accounting. Because of stripped interests, market discount or original issue discount ("OID"), or premium, however, the amounts includible in income on account of an investment in a Trust Certificate may differ significantly from the amounts distributable thereon.

         Consistent with its applicable method of tax accounting, a Certificateholder generally will be entitled to deduct its pro rata share of fees paid or incurred by the Trust. Certificateholders who are individuals, estates or trusts will be allowed to deduct such fees, subject to various limitations on itemized deductions. Non-corporate holders of Trust Certificates should be aware that miscellaneous itemized deductions are not deductible for purposes of the alternative minimum tax.

         Interest, Discount And Premium

         For purposes of the following discussion, a Trust Certificate representing an interest in the principal of Underlying Securities comprising a Trust together with all interest payable thereon is referred to as an "Unstripped Certificate." A Trust Certificate representing an undivided interest in the principal of Underlying Securities comprising a Trust but less than all interest payable thereon is a "Stripped Bond Certificate"

(including Trust Certificates so denominated in the prospectus supplement as well as those denominated "Principal Certificates" therein), a Trust Certificate representing solely an interest in interest payable on Underlying Securities is a "Stripped Coupon Certificate" (including Trust Certificates so denominated in the prospectus supplement as well as those denominated "Coupon Certificates" therein) and such Trust Certificates collectively are "Stripped Certificates."

         Unstripped Certificates. A purchaser of an Unstripped Certificate generally will be required to report its share of the interest income on Underlying Securities in accordance with such purchaser's applicable method of tax accounting. Such purchaser also generally will be required to report its share of OID to the extent the Trust Certificate evidences an interest in Underlying Securities issued with OID. A Certificateholder required to report OID in income must do so although no cash attributable to such discount will be received until a later date.

         The amount treated as OID attributable to a Underlying Security generally is equal to the excess of its "stated redemption price" over its "issue price." The stated redemption price of a Underlying Security generally is the aggregate amount payable thereunder excluding any "qualified stated interest," i.e., interest payable unconditionally at least annually at a single fixed or qualifying variable rate. Interest payable on Underlying Securities may be qualified stated interest. The amounts payable (including interest and redemption premium, as applicable) with respect to a callable Underlying Security are determined with reference to the call or maturity date and call price that produces the lowest yield. The issue price of a Underlying Security generally is the initial offering price at which a substantial amount of that particular class of Underlying Securities was sold.

         OID is includible in income on a daily basis, based on a constant yield to maturity over the term of the related Underlying Security. The yield to maturity of a callable Underlying Security is determined with reference to the call or maturity date and call price that produces the lowest yield. The constant yield compounds at the end of each "accrual period," within which OID is allocated ratably to each day. The accrual periods utilized by a purchaser must each be no longer than one year, and must be such that each payment will occur at the beginning or end of an accrual period. OID attributable to Underlying Securities bearing a variable rate of interest will be determined by assuming that such rate will remain constant from the date of issuance, while changes in the actual rate will be accounted for in the period to which they relate.

         OID may be reduced to the extent that an interest in a Underlying Security issued with OID is acquired by a purchaser of an Unstripped Certificate with "acquisition premium." Acquisition premium is the excess of such Underlying Security's allocable purchase price over its "adjusted issue price," which in turn is the sum of the Underlying Security's issue price and previous accruals of OID. OID otherwise includible in income may be reduced in the proportion that the acquisition premium bears to OID remaining to be accrued on the Underlying Security.

         To the extent that the allocable purchase price paid by a purchaser of an Unstripped Certificate for its interest in a particular Underlying Security exceeds the holder's interest in such Underlying Security's remaining principal balance, that interest will be acquired with amortizable bond premium. The Certificateholder may elect to amortize such premium as an offset to interest income, generally using a constant yield method of compounding over the term of the Underlying Security. A callable Underlying Security will be treated for this purpose as maturing with reference to the call or maturity date and amount, as applicable, that produces the smallest premium. Any such election will apply to debt instruments held by the Certificateholder during the year in which the election is made, and to all debt instruments acquired thereafter.

         A purchaser of an Unstripped Certificate alternatively may acquire an interest in a Underlying Security at a "market discount," i.e., the excess of such Underlying Security's adjusted issue price, or its issue price in the case of a Underlying Security issued without OID, over its allocable purchase price. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless a Certificateholder elects to accrue such market discount on the basis of a constant interest rate. If a Certificateholder acquires an interest in a Underlying Security having market discount, the Certificateholder generally will be required to take market discount into income as principal payments are received, in an amount equal to the lesser of the amount of the principal payment received or the amount of market discount that has accrued but has not yet been included in income. In addition, a Certificateholder will be required to treat any gain on the sale of a Trust Certificate as ordinary income to the extent of the holder's share of any previously unrecognized accrued market discount on such Underlying Security. Moreover, such a Certificateholder may be required to defer a portion of its otherwise deductible interest expense allocable to borrowings related to the Trust Certificate until disposing of the Trust Certificate in a taxable transaction. A holder may elect to include market discount in income currently in lieu of treating gain as ordinary income and deferring interest deductions; any such election is irrevocable, and applies to all market discount bonds acquired during and after the year of election.

         Stripped Certificates. A purchaser of a Stripped Principal Certificate or Stripped Interest Certificate will be treated as having purchased an interest in the underlying "stripped bonds" or "stripped coupons," respectively. Under the "coupon stripping" rules of the Code, such purchasers generally will be subject to the OID rules discussed above, and will be required to report their share of OID with respect to each such underlying stripped bond or stripped coupon although again no cash attributable to such discount will be received until a later date.

         The amount treated as OID attributable to a stripped bond or stripped coupon generally is equal to the excess of the "stated redemption price" over its allocable purchase price. In the case of a stripped bond, the stated redemption price generally is the aggregate amount payable thereunder; the stated redemption price of a stripped coupon is the amount payable when due. The purchase price allocable to a stripped bond or stripped coupon will be determined on the basis of their respective fair market values on the date of the Trust Certificate purchase.

         OID is includible in income on a daily basis, based on a constant yield to maturity over the term of the related stripped bond or stripped coupon, as applicable. The constant yield compounds at the end of each "accrual period," within which OID is allocated ratably to each day. The accrual periods utilized by a purchaser must each be no longer than one year, and must be such that each payment will occur at the beginning or end of an accrual period. OID attributable to stripped Trust assets bearing a variable rate of interest will be determined by assuming that such rate will remain constant from the date of stripping, while changes in the actual rate will be accounted for in the period to which they relate. In certain circumstances the OID Regulations permit a Certificateholder to recognize OID under a method that differs from that used by the Trustee.

         In the case of callable stripped bonds, the amounts payable - including interest, as applicable - and the yield to maturity are determined with reference to the call or maturity date, as applicable, that produces the lowest yield. It is unclear, however, whether such call or maturity date producing the lowest yield should be determined with or without regard to interest stripped from the stripped bond. Interest payable on a stripped bond after such date until the final maturity or actual call date should be includible in income under the purchaser's applicable method of tax accounting.

         The Internal Revenue Service ("IRS") could contend that certain Stripped Principal Certificates should be treated as having amortizable bond premium, in which case failure to make a premium amortization election could cause a holder to recognize income from such a Trust Certificate more rapidly. Such a failure also could cause a holder to recognize more taxable income over the holding period, if the holder's basis in the Trust Certificate attributable to such premium ultimately proved non-deductible because it resulted in capital loss. A Stripped Principal Certificate purchased at a price in excess of its face amount and treated as having a stated redemption price that excluded associated interest payments as "qualified stated interest" could be so treated, producing the foregoing possible consequences. Prospective purchasers of such Trust Certificates should consult their own tax advisors with regard to the advisability of a premium amortization election.

         Constant Yield Election. The OID Regulations permit a Certificateholder to elect to accrue all stated interest, OID, and market discount in income as interest, based on a constant yield method. If a Certificateholder made this election for a Trust Certificate representing an interest in Underlying Securities having market discount, such Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all debt instruments having market discount acquired by such Certificateholder during the taxable year of the election or thereafter. Similarly, a Certificateholder making this election for a Trust Certificate representing an interest in Underlying Securities having amortizable bond premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having premium that such Certificateholder owns or acquires. Each of these elections would be irrevocable; holders considering any such election should consult their own tax advisors.

         Disposition And Retirement

         Upon the sale, exchange or retirement of a Trust Certificate, a holder will recognize taxable gain or loss in respect of its interest in each Trust asset underlying such Trust Certificate. Such gains and losses generally will be long-term capital gains and losses if the Trust Certificate has been held for more than one year. However, some or all gain may be treated as ordinary income to the extent of any accrued and unrecognized market discount, if a Trust Certificate is held as part of a "conversion transaction" as defined in Code section 1258, or if a Certificateholder has made an election under Code section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Net long-term capital gains of individuals are subject to taxation at reduced capital gains tax rates, whereas capital losses of all taxpayers are subject to limited deductibility.

         Gain or loss with respect to each underlying Trust asset is equal to the difference between the allocable amount realized and the holder's allocable adjusted basis therein. The amount realized in respect of a disposition or retirement of a Trust Certificate is allocable among the underlying Trust assets in accordance with their relative fair market values; a Certificateholder determines its basis in each such asset by allocating its purchase price among those assets on the basis of their relative fair market values as of the date of purchase. A Certificateholder's basis in its Trust Certificate and each underlying Trust asset generally would be increased by any OID or market discount and decreased by any premium amortization previously taken into account in determining the holder's taxable income, and further decreased by amounts paid other than qualified stated interest.

         If Trust Certificates identified as Callable Principal Certificates or Callable Stripped Bond Certificates in any applicable prospectus supplement (each, the "Callable Certificates") are retired in exchange for Underlying Securities, the holders of such Trust Certificates should not recognize gain or loss with respect to their receipt of Underlying Securities in exchange for their interest in the Trust.

Additional Tax Considerations

         Backup Withholding

         Payments of interest, including OID, and principal, as well as proceeds from disposition or retirement of Trust Certificates, may be subject to a "backup" withholding tax of 31 percent if a recipient fails to furnish to the payor certain identifying information. Certain penalties also may be imposed by the IRS on a recipient of payments who is required to supply information, but fails to do so in the proper manner.

         Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders should consult their own tax advisors with respect to qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Any amounts deducted and withheld would be allowed as a credit against such recipient's federal income tax.

         The Treasury Department has issued new regulations that make certain modifications to the withholding, backup withholding and information reporting rules. Those regulations generally attempt to unify certification requirements and modify reliance standards. The regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

         Tax Information Reporting

         Within a reasonable time after the end of each calendar year, the Trustee will furnish each Certificateholder - either DTC or other holders of definitive Trust Certificates - such customary information as the Trustee deems necessary or desirable to enable Certificateholders to prepare their federal income tax returns. The Trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to Trust Certificates are uncertain in various respects, there is no assurance that the IRS will agree with information reports of such items of income and expense. Moreover, even if otherwise accepted as accurate by the IRS, such information reports will be based on the original issue price of the Trust Certificates, and in the case of Certificateholders who purchased their Trust Certificates after their initial issuance or at a price different from the original issue price, those reports will require adjustment to account for such Certificateholders' holding periods and purchase prices. Certificateholders who hold their Trust Certificates through DTC participants should consult the party from whom they receive tax reports concerning the Trust Certificates to determine whether such reports reflect such adjustments. Certificateholders who hold definitive Trust Certificates should consult their tax advisors concerning the method for making any such required adjustments.

         Non-United States Holders

         A Non-United States Holder is a beneficial owner of a Trust Certificate other than a United States citizen or resident, a domestic partnership or corporation, an estate subject to U.S. income tax on income regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Interest, including OID, paid on a Trust Certificate to a Non-United States Holder generally will be treated as "portfolio interest" and, therefore, will not be subject to United States federal income tax, provided that such holder does not actually or constructively own 10 percent or more of any issuer of Underlying Securities, is not a controlled foreign corporation related to any such issuer, and in accordance with specified procedures, supplies the person otherwise required to withhold with a certification to the effect that the beneficial owner is not a United States person, citizen or resident. In certain circumstances, the requisite certification may be provided by or through a bank or other financial institution. In addition, no withholding of federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale, exchange or retirement of a Trust Certificate, except gains realized by certain nonresident alien individuals present in the United States for 183 days or more during the taxable year.

         Notwithstanding the foregoing, Non-United States Holders may be subject to income tax withholding and estate taxation with respect to any Underlying Securities that were issued before July 19, 1984. Further, a Non-United States Holder engaged in a trade or business within the United States whose income from a Trust Certificate is effectively connected with that trade or business generally will be subject to regular United States federal income tax on such income and gain in the same manner as if it were a United States holder. In addition, if such a Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         Backup withholding will not apply to payments on a Trust Certificate to a Non-United States Holder if the holder has certified as to its foreign status under penalty of perjury - or has otherwise established an exemption - and certain other requirements are met. Payments on the sale, exchange or other disposition of a Certificate to or through a foreign office of a broker will not be subject to back-up withholding; payments to or through the United States office of a broker will be subject to backup withholding unless the Non-United States Holder makes the certification or otherwise establishes an exemption under the conditions previously described.

         Non-United States Holders should consult their own tax advisors regarding the application of United States federal income tax law to their particular situations.

State And Other Tax Considerations

         In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of Trust Certificates. State, local and foreign tax law may differ substantially from federal income tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction. Therefore, prospective purchasers should consult their own tax advisors with respect to such matters.

                             ERISA Considerations

General

         Summarized below are the material consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986 (the "Code"), that a fiduciary of an "employee benefit plan" - as defined in and subject to ERISA - or of a "plan" - as defined in and subject to Section 4975 of the Code - who has investment discretion should consider before deciding to invest the plan's assets in Trust Certificates ("employee benefit plans" and "plans" are "Plans," and fiduciaries with investment discretion are "Plan Fiduciaries"). Furthermore, all potential investors in Trust Certificates should read the following summary because it describes certain issues that could affect the Trust as a consequence of Plans investing in Trust Certificates. The following summary is intended only to be a summary of certain issues under ERISA and Section 4975 of the Code which are likely to be raised by an investor's own counsel.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans," Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans. For the purposes of the following discussion, the term "Plan" also includes any entity whose assets constitute assets of any Plan for purposes of Title I of ERISA or Section 4975 of the Code as discussed in the "Plan Assets" section of this summary below, and the term "Plan Fiduciary" includes any person who is a fiduciary with respect to any such entity that is a Plan.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in Trust Certificates, including the role that an investment in Trust Certificates plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in Trust Certificates, must be satisfied that an investment in Trust Certificates is a prudent investment for the Plan, that the investments of the Plan, including the investment in Trust Certificates, are diversified so as to minimize the risks of large losses and that an investment in Trust Certificates complies with the Plan and related trust documents.

         Each Plan considering acquiring Trust Certificates should consult its own legal and tax advisors before doing so.

Plan Assets

         When a Plan invests in a Trust Certificate, not only does the Trust Certificate become an asset of the Plan, but, unless an exception applies, the investment in a Trust Certificate by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the Underlying Securities owned by the related Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity (such as the Trust) will cause the underlying assets of the entity to be treated as assets of that Plan for purposes of Title I of ERISA and Section 4975 of the Code ("plan assets"). The DOL Regulation provides, with respect to a Plan's purchase of an equity interest, such as a Trust Certificate, of an entity, that the assets of the entity will be plan assets of the Plan unless the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"), the investment by all "benefit plan investors" is not "significant" (the "Participation Exception") or certain other exceptions, not relevant here, apply.

         The Publicly-Offered Security Exception applies if the equity interest purchased by the Plan is a security that is "freely transferable," part of a class of securities that is "widely held" and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold to the Plan as part of a public offering pursuant to an effective registration statement under the Act and the class of which such security is a part is registered under the Exchange Act within 120 days - or such later time as may be allowed by the SEC - after the end of the fiscal year of the issuer in which the offering of such security occurred. The DOL Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The DOL Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor; a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; any restriction on, or prohibition against, any transfer or assignment which would violate any state or federal statute, regulation, court order, judicial decree or rule of law; a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued that security; or any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment. Under the DOL Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other, but a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer. It is anticipated that for certain series of Trust Certificates, one or more classes of Trust Certificates in those series will satisfy the Publicly-Offered Security Exception. The prospectus supplement for each series of Trust Certificates will specify whether any or all classes of Trust Certificates in such series are expected to satisfy the Publicly-Offered Security Exception.

         The Participation Exception applies with respect to the assets of an entity in which a Plan purchases an equity interest if, immediately after the most recent acquisition of any interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by "benefit plan investors" on such date, determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee - direct or indirect - with respect to such assets and of "affiliates" - within the meaning of the DOL Regulation - of such persons. For this purpose, the term "benefit plan investors" includes all plans and accounts of the types described above under "--General" as employee benefit plans or plans, whether or not subject to ERISA or Section 4975 of the Code, as well as entities whose assets constitute plan assets due to investments made in such entities by any such plans or accounts. Generally, for any class or series of Trust Certificates there is no restriction on the percentage of the value of that class or series of Trust Certificates that may be owned by benefit plan investors and, thus, usually there is no assurance that investment by benefit plan investors will not be significant. Accordingly, it is not expected that the Participation Exception will apply with respect to any series of Trust Certificates.

         Therefore, unless the prospectus supplement for any particular series of Trust Certificates specifies that the Participation Exception or the Publicly-Offered Security Exception is expected to apply to such Trust Certificates, it should be assumed that the Underlying Securities owned by the Trust to which the Trust Certificates relate will be treated as plan assets of Plans that invest in such Trust Certificates.

         In addition, it should be noted that ERISA and the Code may place restrictions on the purchase of Trust Certificates by insurance companies. In particular, insurance companies considering the purchase of Trust Certificates should consult their own counsel with respect to the United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and any subsequent legislation or other guidance that has or may become available relating to that decision, including the retroactive and prospective exemptive relief granted by the DOL for transactions involving insurance company general accounts in prohibited transaction class exemption 95-60, Section 401(c) of ERISA and regulations issued under Section 401(c) of ERISA.

Prohibited Transactions

         Section 406 of ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory or administrative exemption applies to the transaction. For instance, Section 406 of ERISA prohibits a "party in interest" with respect to a Plan from selling a Trust Certificate to such Plan unless a statutory or administrative exemption applies. In addition, if the Underlying Securities are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" with respect to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975 of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section and also requires rescission of such transactions.

         The Underwriter, the Depositor, the Trustee, the Obligor of the Underlying Securities owned by the Trust to which a Trust Certificate relates, and certain other persons and certain affiliates thereof might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of an investment in Trust Certificates by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code unless an exemption described below or some other exemption is available. In particular, the sale by the Underwriter to such a Plan of a Trust Certificate regardless of whether the related Underlying Securities are plan assets, and the services provided by the Trustee to the Trust or the loans from the Trust to the issuer of the related Underlying Securities if the related Underlying Securities are plan assets, would appear in certain circumstances to be prohibited transactions unless an exemption applies.

         There are numerous exemptions to the prohibited transaction restrictions of Section 406 of ERISA and Section 4975 of the Code, and the applicability of any particular exemption depends upon the circumstances. An investment in a Trust Certificate may not be purchased by or on behalf of a Plan unless the prospectus supplement governing the Trust Certificate provides that the Participation Exception or Publicly-Offered Security Exception applies to such Trust Certificate or a prohibited transaction exemption, such as one of the following Prohibited Transaction Class Exemptions ("PTCEs") applies and the conditions thereof are satisfied:

         i. PTCE 84-14, which provides an exemption if the purchase is made on behalf of the Plan by a "qualified professional asset manager." In general, a qualified professional asset manager is an investment adviser registered under the Investment Advisers Act of 1940, a bank, as defined in such Act or an insurance company, each of which meets a certain financial requirements.

         ii. PTCE 90-1, which provides an exemption if the purchase is made on behalf of an insurance company pooled separate account in which the assets of no Plan (when aggregated with the assets of any other Plan maintained by the same employer or employee organization) in the pooled separate account exceed 10% of the total assets in the pooled separate account.

         iii. PTCE 91-38, which provides an exemption if the purchase is made on behalf of a bank collective investment fund in which the interest of no Plan (when aggregated with the interests of any other Plan maintained by the same employer or employee organization) in the collective investment fund exceeds 10% of the total assets in the collective investment fund.

         iv. PTCE 95-60, which provides an exemption if the purchase is made on behalf of an insurance company general account in which the reserves and liabilities held by no Plan (when aggregated with the reserves and liabilities of any other Plan maintained by the same employer, an affiliate thereof or the same employee organization) in the insurance company general account exceed 10% of the total reserves and liabilities of the general account plus surplus.

         v. PTCE 96-23, which provides an exemption if the purchase is made on behalf of the Plan by an "in-house asset manager." In general, an in-house asset manager is a subsidiary of a Plan sponsor or of such Plan sponsor's parent corporation or a membership nonprofit corporation the majority of whose members are officers of a Plan sponsor or of such Plan sponsor's parent corporation, each of which meets certain financial requirements.

         The PTCEs described above contain numerous technical requirements that must be satisfied as a condition of reliance thereon and may not provide relief for all transactions involving the Underlying Securities, even if they would otherwise apply to a purchase of a Trust Certificate by a Plan. Before purchasing a Trust Certificate, a Plan Fiduciary should consult with its legal counsel and determine whether there exists any prohibition to the acquisition and continued ownership of such Trust Certificate. In particular, a Plan Fiduciary should determine whether the Underwriter, the Obligor of the Underlying Securities owned by the Trust to which the Trust Certificate relates, the Trustee or the Depositor are parties in interest with respect to the Plan and whether any prohibited transaction exemptions, such as PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, apply.

Ineligible Purchasers

         Regardless of whether the Participation Exception, the Publicly-Offered Security Exception or the PTCEs described above apply, a Plan generally may not purchase a Trust Certificate if the Underwriter, the Depositor, the Trustee, the Obligor of the related Underlying Securities, or any of their respective affiliates either: has investment discretion with respect to the investment of such Plan assets; has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or is an employer maintaining or contributing to such Plan.

         By its purchase of a Trust Certificate, each purchaser will be deemed to have represented and warranted that its acquisition and ownership of such Trust Certificate does not and will not constitute a Non-Exempt Prohibited Transaction under ERISA or the Code and, to the extent that the Underlying Securities constitute "plan assets," the transactions involving the Underlying Securities will not constitute or result in a Non-Exempt Prohibited Transaction as a result of such purchaser's acquisition or ownership of such Trust Certificates.

         Each Plan Fiduciary should consult with attorneys and financial advisors as to the propriety of such an investment in light of the circumstances of the particular plan and current tax law.

                             Plan Of Distribution

         The Trust Certificates offered by this prospectus and the prospectus supplement will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds, if any, to the Trust or the Depositor from such sale.

         Any Trust Certificates acquired by the Underwriter may be acquired by the Underwriter for its own account, and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

         In connection with any sale of the Trust Certificates, the Underwriter may pay compensation to broker-dealers in the form of discounts, concessions or commissions. Other underwriters and dealers participating in the distribution of the Trust Certificates may be deemed to be underwriters in connection with such Trust Certificates, and any discounts or commissions received by them from the Underwriter and any profit on the resale of Trust Certificates by them may be deemed to be underwriting discounts and commissions under the Act.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Trust Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Trust Certificates if any are purchased - other than in connection with an underwriting on a best efforts basis -, and that the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Act, or will contribute to payments required to be made in respect thereof.

                                Legal Opinions

         Certain legal matters relating to the Trust Certificates and the material federal income tax matters will be passed upon for the Depositor and the Underwriter by Hunton & Williams, counsel to the Depositor and the Underwriter.


                             Available Information

         National Financial Securities Corporation, as depositor of each Trust, has filed with the Securities and Exchange Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this prospectus. This prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330), and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov).

                Incorporation Of Certain Documents By Reference

         All documents filed by a Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to any termination of the offering of the Trust Certificates shall be deemed to be incorporated by reference into this prospectus. Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded to the extent that any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement.

                         Reports To Certificateholders

         Unless and until Definitive Certificates are issued, annual unaudited reports containing information concerning the related Underlying Securities will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Trust Certificates. See "Certain Information Regarding the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.

                                 Index Of Terms

Act..................................................................................       3
Callable Certificates................................................................      13
Cede.................................................................................      19
Certificateholder....................................................................    4, 5
Code.................................................................................  10, 15
Obligor..............................................................................       3
Coupon Certificates..................................................................      11
Definitive Certificates..............................................................       7
Depositor............................................................................       1
DOL..................................................................................      15
DOL Regulation.......................................................................      15
DTC..................................................................................       3
DTC Book Entry Only System...........................................................       5
ERISA................................................................................      15
Exchange Act.........................................................................      19
Index of Terms.......................................................................       1
Indirect Participants................................................................       5
IRS..................................................................................      12
Issuance Date........................................................................       1
OID..................................................................................      10
Participation Exception..............................................................      15
Plan.................................................................................      15
plan assets..........................................................................      15
Plan Fiduciaries.....................................................................      15
Plans................................................................................      15
Principal Certificates...............................................................      10
PTCEs................................................................................      17
Publicly-Offered Security Exception..................................................      15
Registration Statement...............................................................      19
Rules................................................................................       6
Securities Act.......................................................................      19
Stripped Bond Certificate............................................................      10
Stripped Certificates................................................................      11
Stripped Coupon Certificate..........................................................      10
TIA..................................................................................       3
Trust................................................................................       1
Trust Agreement......................................................................       1
Trust Certificates...................................................................       1
Trust Property.......................................................................       3
Trustee..............................................................................       1
Underlying Securities................................................................       1
Unstripped Certificate...............................................................      10

================================================================================



                   National Financial Securities Corporation

                               NFSC Trust 2000-_

                         __,000,000 Trust Certificates

                  Principal Amount $25 per Trust Certificate

                  relating to [name of underlying security]


                      -----------------------------------
                             Prospectus Supplement
                      -----------------------------------
                             Scott & Stringfellow

                               _______ __, 2000

          Until _______ __, 2000, all dealers that effect transactions in these Trust Certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses in connection with the offering of $50,000,000 of the Trust Certificates being registered under this Registration Statement, other than underwriting discounts and commission:


            SEC Registration...................................   $ 13,200
            Printing and Engraving.............................     20,000
            Legal Fees and Expenses............................     75,000
            Accounting Fees and Expenses.......................     40,000
            Trustee Fees and Expenses..........................     15,000
            Rating Agency Fees.................................     25,000
            Blue Sky Fees and Expenses.........................     20,000
            Miscellaneous......................................     11,800

                 TOTAL.........................................   $220,000
                                                                  ========

Item 15.  Indemnification of Directors and Officers.

          The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees) , judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director actually and reasonably incurred.

          The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, subject to certain limited exceptions, the Registrant will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

          The Registrant, either directly or through its direct or indirect parents, maintains an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers may incur in their capacities as such.

          Under certain sales agreements entered into by the Registrant (as purchaser) with sellers of collateral, such sellers are obligated to indemnify the Registrant against certain expenses and liabilities.

          Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

1.1 Underwriting Agreement Standard Provisions, together with Form of Underwriting Agreement
4.1       Form of Trust Agreement
5.1       Legality Opinion of Hunton & Williams
8.1       Tax Opinion of Hunton & Williams
23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1 and 8.1
24.1      Power of Attorney (included on signature page)

Item 17.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 5, 2000.

                                        NATIONAL FINANCIAL SECURITIES
                                        CORPORATION (Registrant)

                                          /s/ William E. Hardy
                                         ---------------------------------------
                                          William E. Hardy
                                          President and Chairman of the Board of
                                          Directors



          Each person whose signature appears below constitutes and appoints William E. Hardy, Randall B. Saufley and Edward L. Douma, Esq. his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                Capacity                               Date
          ---------                                --------                               ----
    /s/ William E. Hardy                 Chairman of the Board of Directors             May 5, 2000
--------------------------------
        William E. Hardy                 and President (Principal Executive  Officer)


    /s/ Steven C. DeLaney                Director and Vice President                    May 5, 2000
--------------------------------
        Steven C. DeLaney

    /s/ Michael D. Johnston              Director and Vice President                    May 5, 2000
--------------------------------
        Michael D. Johnston

    /s/ Randall B. Saufley               Secretary and Treasurer                        May 5, 2000
--------------------------------
        Randall B. Saufley               (Principal Financial Officer
                                         and Principal Accounting Officer)